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                                 EXHIBIT (99-4)




          Directors and Officers (Third) Liability Binder of Insurance


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                                                                Fax Transmission
                                                                          BINDER

[ACE BERMUDA LOGO]            Ace Bermuda                     P.O. Box 1015
                              Insurance Ltd.                  Hamilton HM DX
                              ACE Global Headquarters         Bermuda
                              17 Woodbourne Avenue
         ace bermuda          Hamilton HM 08                  441 295-5200 main
                              Bermuda                         www.acelimited.com

To:                                       From:
Paul Scope                                Patrick Tannock
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Company:                                  Fax:
H&H Park International                    441-292-2514
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Department:                               Tel:
                                          441-299-9239
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Fax:                                      Date:
295 4622                                  July 1, 2003

Re:                                       Pages including cover:
Procter & Gamble                          2


ACE Bermuda Insurance Ltd. is pleased to provide a provisional D&O binder as follows:

Policy Period:            June 30th, 2003 to June 30th, 2004
Limit of Liability:       $25M D&O / C.R.
Attachment:               $50M
Aggregate:                $25M

Premium:                  1,100,000

UNDERLYING STRUCTURE:

NAME:             LIMITS:
                  D&O          C.R.
CODA              $25M         0/0/$50M e.e.
XL                $25M

     SPECIAL CONDITIONS:

1.   Followed Policy is CODA
2.   Discovery Period & Pct: as per followed policy.
3.   Cancellation Period: as per followed policy.
4.   Coverage is as follows:
     -    D&O/C.R. 100% Allocation
5.   Binding is subject to receipt, review and acceptance of the following:
     -    Copy of underlying binders
     - A satisfactory completed Assignment Letter, assigning CODA Renewal Application to ACE Bermuda
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[ACE BERMUDA LOGO]

         ace Bermuda


6. Binder is subject to no layer above our participation at a premium which attracts a higher rate per million.
7.   Cover will be issued on Policy Form D&O 03/00.
8. Unless otherwise agreed to prior to the premium due date, ACE requires payment of 88% of the above quoted premiums, no later than July 11, 2003.
9.   Endorsements to be included:
     a.   Unilateral Discovery Period, 12 months at 150%
     b.   Cancellation Period: As per CODA
     c. Prior/Pending Litigation Exclusion effective: 6/30/01 for side B & C cover
     d.   Incorporation of Application endorsement
     e. Incorporation of Warranty endorsement as per the expiring XL endorsement No. 10
     f. Incorporation of Underlying Terms endorsement, which is worded as follows:

          In consideration of the premium charged, it is hereby understood and agreed that this policy is issued in reliance upon all statements and warranties made and information furnished to the Insurer and to the issuers of the underlying insurance. It is further agreed that there shall be no coverage under this policy for any claim, loss or other matter that is not covered, or is excluded, by any underlying policy, other than by reason of the exhaustion of the limits of such underlying policy.
     g. ACE will amend section (a)(i) of the XL expiring endorsement No. 2 as per the specimen wording attached.
     h. Broad form pollution and broad form BI/PD exclusions as per expiring XL endorsements No. 3 & 4
     i.   New SIR wording, as per Item 3(a) of the attached specimen wording
     j. Directors and Officers Coverage Endorsement as per the XL expiring endorsement No. 8
     k.   Amendment of section (a)(i) of the Policy Termination Endorsement

10. Please note that for regulatory reasons all payments relating to U.S. based insureds must be transacted through a resident Bermuda broker.

We reserve the right to withdraw or modify the foregoing quotation and/or agreement to renew coverage if prior to the effective date of the coverage renewal any information or answers contained in your application or other factors material to the risk to be insured change. This right of withdrawal or modification shall not be affected by the payment of the premium, which shall be refunded (without interest) to the extent coverage is not renewed.

Best regards,

/s/ PATRICK TANNOCK
-------------------------
Patrick Tannock
Ace Bermuda Insurance Ltd.



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